EX10.6 - Related Party Payable - March 10, 2005 Letter

Hudson Capital Corporation

10655 NE 4th Street  Suite 400
Bellevue, WA  98004
Phone: (604) 879-9001  Fax: (604) 263-4035

March 10, 2005

Mustang Resources Inc.
1574 Gulf Rd.  #1505
Point Roberts, WA  98281

Re:  Deferral of Accounts Payable

Dear Sirs:

Hudson Capital Corporation hereby agrees to not demand payment of any monies currently owed to Hudson by Mustang Resources Inc., or any monies that Hudson may advance to Mustang Resources Inc. from this date up to and including July 14, 2007, until July 15, 2007.  This letter also confirms that all monies owed to Hudson by Mustang Resources Inc. are unsecured, non-interest bearing and have no fixed date for repayment

Sincerely,

/s/ Terry G. Cook

T. G. Cook, President
Hudson Capital Corporation